Exhibit 99.1

Aldila Inc. Conference Call

Wednesday, March 5, 2008, 5:00 p.m.

CORPORATE PARTICIPANTS

Mr. Peter R. Mathewson

Chairman and Chief Executive Officer

Mr. Robert Cierzan

CFO

CONFERENCE CALL PARTICIPANTS

Matt Sherwood

VS Fund

Tim McDowell

Group G Capital

Casey Alexander

Gilford Securities

Victor Salas

Private Investor

David Schechter

Perspective Capital Management

PRESENTATION

Operator

Good afternoon ladies and gentlemen.  Welcome to the Aldila Analysis Results for Fourth Quarter 2007 Conference Call.  I would now like to turn the meeting over to Mr. Peter Mathewson, Chairman and Chief Executive Officer.  Please go ahead Mr. Mathewson.

Mr. Peter R. Mathewson, Chairman and Chief Executive Officer

Good afternoon.  I’m Pete Mathewson, Chairman and CEO of Aldila Incorporated.  Welcome to our review of Aldila’s 2007 Fourth Quarter and full year financial report.  Also with me here today is Rob Cierzan, our Chief Financial Officer.  Following my brief commentary, the line will be open for questions.

I want to remind you, the content of today’s audio cast may contain time sensitive information that is accurate only as to the time and date of this live broadcast at 2:00 p.m. pacific standard time on March 5th, 2008.  Aldila’s actual performance results are subject to risks and uncertainties that may differ from any forward-looking statements that may be included in this audio cast.

The public filings of our annual report on form 10K and form 10Q quarterly results contain detailed discussions of the principal risks and uncertainties related to our future operations and should be considered in conjunction with the content of today’s discussion.  This call is the property of Aldila Incorporated.  The redistribution, retransmission or rebroadcast of today’s call in any form without the expressed written consent of Aldila Incorporated is strictly prohibited.

Aldila reported net sales of seventeen point seven million for the fourth quarter ended December 31st, 2007 as compared to seventeen point nine million in the same quarter of 2006.  The company reported net income of ten point nine million or two dollars and nine cents earnings per share fully diluted for the fourth quarter of 2007 compared to net income of one point three million or twenty-four cents earnings per share fully diluted in the same quarter of 2006.

In the 2007 fourth quarter, the company realized a pre tax gain of sixteen point three million from the sale of its fifty percent interest in Carbon Fiber Technology LLC or CFT.  Excluding this gain, the company’s net income would have been approximately seven hundred and seventy-one thousand or fifteen cents earnings per share fully diluted.

For the year ended December 31st, 2007, net sales were sixty-nine point one million as compared with seventy-two point four million for the year ended December 31st, 2006.  The company had net income of sixteen million or two dollars and ninety-one cents earnings per share fully diluted for 2007 as compared with net income of eleven point two million or two dollars and one cent earnings per share fully diluted in 2006.

In the 2007 fiscal year, the company benefited from a pre tax gain of fifteen point three million from the sale of CFT.  Excluding this gain, the company’s net income for 2007 would have been five point seven million or a dollar and four cents earnings per share fully diluted.  In the 2006 fiscal year, the company benefited from a pre tax settlement of two point two million as a class number in a civil suit against certain carbon fiber producers.  Excluding this benefit, the company’s net income for 2006 would have been nine point eight million or a dollar seventy-five earnings per share fully diluted.

The company’s aggregate cash and cash equivalents were twenty-nine point five million as of December 31st, 2007, after three point three million in dividend payments to shareholders repurchasing six point seven million in its common stock and spending six point three million for capital expenditures.  The company repurchased approximately four hundred and three thousand shares of its common stocks during 2007 which represents approximately seven percent of the company’s shares outstanding as of December 31st, 2006.  The company’s backlog of sales orders as of December 31st, 2007 was ten point two million versus twelve point five million as of December 31st, 2006.

Sales for the fourth quarter of 2007 were seventeen point seven million versus sales of seventeen point nine million in the fourth quarter of 2006.  Sales of golf shafts were relatively flat and sales of composite materials were thirteen percent higher.  There were no sales of hockey products in the current quarter as we exited that business during the second quarter of 2007 versus approximately four hundred thousand dollars in hockey product sales during the fourth quarter of 2006.

Our consolidated sales of sixty-nine point one million for 2007 were down four percent from 2006.  Sales of golf shafts were fifty-seven point three million in 2007 versus sixty-one point four million in 2006 representing a decline of seven percent.  Average selling price of shafts fell three percent for the year versus 2006 and overall units declined four percent in 2007.  Sales of composite prepreg materials in fiscal 2007 were ten million and represented a thirteen percent increase over last year.

On November 30th, 2007, we closed on the sale of our fifty percent interest in CFT to our joint venture partner, SGL Carbon Fiber Composites Incorporated or SGL.  The sale price was seventeen million plus fifty percent of the working capital as of November 30th, 2007 which amounted to two point five million.  This sale allowed the company to realize a significant gain on our investment in CFT and at the same time, provide a secure source of carbon fiber through a supply agreement with CFT over the next five years.  Additionally, it allows us to focus on our two core businesses of graphite golf shafts and composite prepreg materials.

The proceeds through the sale of CFT and a new fifteen million dollar credit facility recently put in place with Key Bank will be used to pay a five dollar special dividend to shareholders on March 10th, 2008.  Since 2004, Aldila has declared dividends of forty-six point two million, repurchased eight point two million dollars worth of company common stock and spent fourteen point three million for capital expenditures in support of its golf and composite material businesses.

The year 2007 was a challenging year for our shaft business.  Sales and average selling price were down versus last year.  We continue to see a competitive environment across all market segments and we expect this will continue in the foreseeable future.  On a positive note, we have remained profitable every quarter in 2007, extending this run to over four years.  Our Vietnam shaft factory is now ready to contribute to our earnings.  Our new, wide, composite prepreg line is installed and will begin operation shortly and provides us the opportunity to enter new composite prepreg markets.

During 2007, we moved to simplify our business.  We exited our hockey business after five years of efforts to build a growing, profitable business.  Unfortunately, the volume required to make this an attractive business never materialized.  We also made a decision to sell our fifty percent interest in CFT.  This leaves us with two complimentary core businesses, graphite golf shafts and composite prepreg materials.  Our new DVS shaft will be used in several OEM programs in 2008 and our VS Proto and NV family of shafts continue to be used as upgrade options at most major club companies and as popular after market shafts in the distribution market.

Aldila enjoyed tremendous success on tour in 2007.  Players using Aldila shafts won nineteen events on the PGA Tour and nearly fifty percent of all the events on the nationwide tour.  The recently introduced DVS along with the VS Proto and NV continue to be among the leading wood and hybrid shaft series on the PGA and nationwide tours.

Aldila also won the Grand Slam of Shafts in 2007 as the leading shaft for both woods and hybrids at the four major championships on the PGA Tour in 2007.  At the season ending PGA Tour Qualifying School, Aldila shafts were once again the most popular players in both woods and hybrid shafts.  In the recent released Darrell Consumer Survey for 2007, Aldila was the leading shaft choice in total shaft usage for drivers, fairway woods and hybrid clubs.  In fact, the usage of Aldila shafts in hybrids outpaced our nearest competitor by nearly a four to one margin.

Our composite materials business continued to expand in 2007 with both the fourth quarter and full year sales results up thirteen percent.   As we enter 2008, we are optimistic that our decision to expand the capacity and product capability in this business will present sales growth opportunities based on expanding demand and composite applications.    Thank you for participating in this call.  We’ll now open the line up for your questions.  Mary.

QUESTION AND ANSWER SESSION

Operator

Thank you.  We will now take questions from the telephone lines.  If you have a question and you’re using a speakerphone, please lift the handset before making your selection.  If you have a question, please press star one on your telephone keypad.  If at any time you wish to cancel, please press the pound sign.  Please press star one at this time if you have a question.  There will be a brief pause while participants register.  Thank you for your patience. Once again, please press star one at this time if you have a question.  The first question is from Matt Sherwood from VS Fund.  Please go ahead.

Matt Sherwood, VS Fund

Just had a quick question, are you, is it in your plans to maintain the sixty cent quarterly dividend?

Mr. Peter R. Mathewson, Chairman and Chief Executive Officer

Yes, at this time that’s our intention.

Matt Sherwood, VS Fund

Okay, and can you give a little bit of colour on the breakout from an earnings perspective between the composite materials and the golf shafts?

Mr. Robert Cierzan, CFO

You’ll be seeing that shortly when we file our 10Q.

Matt Sherwood, VS Fund

All right, and then can you comment on the new Vietnam lines position to contribute to earnings?  Is that going to be, do you view that as being a significant contribution or just a, you know, marginal at this point.

Mr. Robert Cierzan, CFO

I think in this year it’ll be marginal, it won’t be a great contributor but it will go from a negative to a positive.

Matt Sherwood, VS Fund

All right, thank you.

Mr. Robert Cierzan, CFO

You’re welcome.

Operator

Thank you.  The next question is from Tim McDowell from Group G Capital.  Please go ahead.

Tim McDowell, Group G Capital

Good afternoon gentlemen.  First off, on the competitive landscape you talked about it becoming more, it was becoming more competitive.  Could you provide a little more colour around what it is you’re seeing?  Is it new entrants, is it pricing is getting tougher, what’s going on there?

Mr. Peter R. Mathewson, Chairman and Chief Executive Officer

I think it’s a reflection of the material carbon fiber supply globally freeing up and I think we enjoyed some, some, a good period of time there where we had our own carbon fiber supply and there was a global tight situation.  All our competitors, all of us now are pretty equal in that we can get all the material we need.  I think we helped put a focus on branded product with our huge success we had with the NV.  So all our competitors that have a brand are focused on that category.  So I think that is putting price pressure across all categories, if that answers your question.

Tim McDowell, Group G Capital

Yeah, and not to go back too far in history but I know in Q3, unit volumes were down, call it nineteen percent.  It looks like they were relatively flat in Q4.  Can you talk a little bit about what happened in Q3 and obviously for the year they were down.  I mean is that a reflection, you know, there was something probably more so than just a lack of woods and hybrids being sold.  Did you lose any particularly large programs to competitors or what else might have contributed to those declines?

Mr. Peter R. Mathewson, Chairman and Chief Executive Officer

Are you talking about Q3?

Tim McDowell, Group G Capital

Q3 and, well and Q4 for the year you were down, you know, a couple of percent as well.

Mr. Peter R. Mathewson, Chairman and Chief Executive Officer

Yeah, I think it’s, you know, as we said in the comments, as I said in the commentary, it was a tough year for us in shafts across the board.  I think we didn’t, we didn’t lose programs but we didn’t do as well at some of our, some of the programs as we typically do.  I think that it’s also been a loss of units for us in the value segment.  When there was a global supply shortage on carbon fiber, a lot of it, we call the value category, has shrunk because those, those guys have gone to composite shafts which are kind of glass and graphite and it’s stayed that way.  So I think some of the units we lost there are kind of in the value segment.  But we don’t anticipate that that kind of decline can continue.

Tim McDowell, Group G Capital

Okay, and so you were saying, I don’t want to put words in your mouth, did you say that you guys did not lose market share this year?

Mr. Peter R. Mathewson, Chairman and Chief Executive Officer

You know, I think we’ve lost market share in the branded side of things somewhat but it’s also something that did not, it’s something we expected because we had a huge market share for a while with our NV and that kind of got, it’s going down in sales over time, we’ve lost some share there.  But it also is not expected that we would hold onto it either being such a large share.

Tim McDowell, Group G Capital

And then just two last questions.  On gross margins, there was roughly a five hundred basis point decline, ‘07 to ‘06.  Could you talk about some of the major drivers behind that decline, given that carbon sounds like it was probably favourable or definitely not a negative in ‘07.

Mr. Peter R. Mathewson, Chairman and Chief Executive Officer

Yeah, less volume.

Tim McDowell, Group G Capital

So under absorption.

Mr. Peter R. Mathewson, Chairman and Chief Executive Officer

Yes, I see pressure.  Mix, more irons than woods would have all been contributors.

Tim McDowell, Group G Capital

Was there one, I mean you kind of, of the five hundred basis points, are those equally spread amongst mix, volume, you know, under absorption and price or was one . . .

Mr. Peter R. Mathewson, Chairman and Chief Executive Officer

No, I think they’re probably all about equal.

Tim McDowell, Group G Capital

Okay, and then on SG&A, what drove the, not only the dollar increase but the basis point increase to three hundred?

Mr. Robert Cierzan, CFO

Well the dollar increase and basis point increase you know, the basis point increase is, a function of lower sales for one thing and the dollar increase is, we had some higher legal and professional fees during the year.  We did a Dutch tender offer.  That cost us money.  We had a legal bill for the sale of CFT and some other SOX costs.  We added a sales guy and there was a full year of administrative expense in Vietnam this year versus roughly a half year last year.

Tim McDowell, Group G Capital

Also. . .

Mr. Robert Cierzan, CFO

Pardon?

Tim McDowell, Group G Capital

Sorry to interrupt, go ahead.

Mr. Robert Cierzan, CFO

And there was, you know, a little higher salaries this year than last year.

Tim McDowell, Group G Capital

On the, what I would term, the one time event, the transactional related items, do you care to provide a rough estimate of that amount, I mean are we talking half a million, a million dollars?

Mr. Robert Cierzan, CFO

Well the professional fees was roughly a third of the increase, the increase in professional fees.

Tim McDowell, Group G Capital

Excluding SOX or does that also include SOX?

Mr. Robert Cierzan, CFO

That includes SOX.

Tim McDowell, Group G Capital

Okay, guys, that does it for me.

Mr. Peter R. Mathewson, Chairman and Chief Executive Officer

Okay, thanks.

Operator

Thank you.  Once again, please press star one at this time if you have a question.  The next question is from Casey Alexander from Gilford Securities.  Please go ahead.

Casey Alexander, Gilford Securities

Hi.  Can you kind of quantify, I mean, will there be any effect on margins from the Vietnam plant this year and long term, what do you expect the effect on margins to be?

Mr. Peter R. Mathewson, Chairman and Chief Executive Officer

It won’t be a great effect this year Casey.  I think long term, you know, part of it is the costs in China and elsewhere going up and you know, Vietnam is kind of an offset.  So you know, the exchange rate for our dollar for the Chinese (inaudible), are, you know, it’s going against us there, labour costs and all that are rising fairly dramatically in China.  So it’s kind of an offset.

Casey Alexander, Gilford Securities

And in fact you’re moving capacity from Mexico to Vietnam, correct?

Mr. Peter R. Mathewson, Chairman and Chief Executive Officer

Yeah, we’re going to do that this year but like again, I mean Bob, do you have any idea what it’s going to be for ‘09?  ‘08, I think there’s going to be a little effect in ‘08.

Mr. Robert Cierzan, CFO

Right, I mean, you know, to the extent we move it, it’ll be somewhat cheaper.  I couldn’t tell you in the overall mix.

Mr. Peter R. Mathewson, Chairman and Chief Executive Officer

Oh no, it’s going to be the mix and where we are Casey with moving products into Vietnam is taking customers through the operation and qualifying shaft program.

Casey Alexander, Gilford Securities

Right.

Mr. Peter R. Mathewson, Chairman and Chief Executive Officer

Depending on what those programs are . . .

Casey Alexander, Gilford Securities

Also, on the expanded prepreg capacity, who is kind of the customer set for that expanded capacity and what type of incremental sales volume, you know, could you potentially get out of that capacity?

Mr. Robert Cierzan, CFO

We’ve put in roughly a third more tapeline capacity if you want to look at it that way.  A wider line versus the normal tape line.  It gives us the ability to run wider unit . . .

Casey Alexander, Gilford Securities

Hello?

Mr. Robert Cierzan, CFO

Pardon?

Casey Alexander, Gilford Securities

I’m sorry, I can’t hear you.

Mr. Robert Cierzan, CFO

It gives us the ability to run wider material of which there is a subset of customers who only deal in wider material and also wider fabrics which is not a market we have participated in heavily to this point.  So I mean it sort of expands our horizon in terms of products that we can now offer in the marketplace.  It could expand our opportunities in the marine industry for one thing, heavy fabrics, and also in certain other applications that are sporting good related.  For instance, arrows use wider materials than a twenty-four inch machine can produce, etc., etc.

Casey Alexander, Gilford Securities

Okay, and I may not have been able to hear, you know, what type of sales volumes can you get out of this expanding capacity?

Mr. Peter R. Mathewson, Chairman and Chief Executive Officer

We’re not going to give a full statement on what additional sales we’ll get out of it.  The capacity though like Bob, I think you mentioned, I mean it’s a sizeable increase of what the new machine will be able to produce over where we are now.

Casey Alexander, Gilford Securities

Okay.  All right, that’s good enough.  Thank you.

Mr. Peter R. Mathewson, Chairman and Chief Executive Officer

Okay, thanks Casey.

Operator

Thank you.  The following question is from Victor Salas, a private investor.  Please go ahead.

Victor Salas, Private Investor

Good afternoon.  I just had a quick question about interchangeable shafts.  Are you going to participate in that and if you do, do you think that’s going to make a big impact on your sales for your products?  Thank you.

Mr. Peter R. Mathewson, Chairman and Chief Executive Officer

Yes, we are participating already in the interchangeable shaft situation.  There’s about three of them that are out, three club manufacturers that have systems ready to go out to the marketplace in, say the early second quarter of this year.  So we just had a sell in of not too many shafts, everybody’s taking kind of a cautious approach to this thing.  Nobody really knows exactly how to market to this and how big the market might be.  I don’t anticipate a big impact in sales for us in ‘08 since this thing isn’t even going to hit the market till let’s say April or so this year.

The good thing is, they’re the right kind of shafts that go into this interchangeable system cause they’re a premium price, branded shaft.  So if you don’t have a branded graphite shaft, you won’t participate in this.  And certainly as one of the leading brands, we are in these various systems that are being offered.  So I think probably the main impact in the real, it’ll be 2009 before we have a handle on what this means to our business and probably what it means to the golf business.  But it is a big rule change and has good potential for graphite shaft companies that have a brand.

Victor Salas, Private Investor

Okay, thank you.

Mr. Peter R. Mathewson, Chairman and Chief Executive Officer

You’re welcome.

Operator

Thank you.  There are no further questions registered at this time.  I’m sorry, we now have a new question registered from David Schechter from Perspective Capital Management.  Please go ahead.

David Schechter, Perspective Capital Management

Yes, I’m sorry I came into the call late, this question may have been asked.  In the press release and in your comments, you expressed a fair amount of optimism that the decision to expand the capacity would present gross sales opportunities.  What’s the basis for that optimism?

Mr. Robert Cierzan, CFO

Increasing composite usage in the world.

David Schechter, Perspective Capital Management

Any particular applications that you’re selling into that are increasing that, you know, that you sell to?  Is it blades for windmills or you know, is it small parts for appliances or?

Mr. Robert Cierzan, CFO

We sell into marine, sporting goods, industrial market type of products.  And I mean there was certain segments in even those applications that looked for wider goods than we had the ability to produce.  So I mean that opens those doors to further expand our sales.

David Schechter, Perspective Capital Management

Well that’s super.  So you had a fair amount of orders that you couldn’t fulfill because of these constraints (inaudible).

Mr. Robert Cierzan, CFO

We did not have the ability to even bid on those type of products.  Now we have the ability, whether we get them or not the markets will determine.

David Schechter, Perspective Capital Management

Generally speaking, are those opportunities relative to what you were doing, a ten percent sort of increase in  your market potential?

Mr. Robert Cierzan, CFO

It’s hard to quantify that.

David Schechter, Perspective Capital Management

Who are the competitors that would otherwise have been getting the business?

Mr. Robert Cierzan, CFO

Well there’s not too many prepreg manufacturers in this world.  They’re typically the large carbon fiber producers.

David Schechter, Perspective Capital Management

Like Zoltec (ph) for instance?

Mr. Robert Cierzan, CFO

Zoltec does not, (inaudible) make prepreg.   I mean we’re selling prepreg which is fiber and resin combined.  Zoltec sells fiber.

David Schechter, Perspective Capital Management

Okay.

Mr. Robert Cierzan, CFO

So the Sorays (ph), the So’s (ph), the Sytex (ph), the XL’s of this world, Newport which is Mitsubishi are our competitors.

David Schechter, Perspective Capital Management

Big integrated companies.

Mr. Robert Cierzan, CFO

Yes.

David Schechter, Perspective Capital Management

All right, thank you very much.

Operator

Thank you.  There are no further questions registered at this time.  I would now like to turn the meeting back over to Mr. Mathewson.

Mr. Peter R. Mathewson, Chairman and Chief Executive Officer

Thank you for participating in our fourth quarter 2007 conference call and we look forward to speaking with you during our first quarter 2008 call.  Good bye.